EXHIBIT 10.5
TALON INTERNATIONAL, INC.

STOCKHOLDERS AGREEMENT

This STOCKHOLDERS AGREEMENT (the “Agreement”) is entered into as of July 30, 2010, by and among Talon International, Inc., a Delaware corporation (the “Company”), Lonnie D. Schnell, an individual (“Schnell”), Larry Dyne, an individual (“Dyne” and together with Schnell, the “Management Stockholders”), and CVC California, LLC, a Delaware limited liability company (the “Controlling Stockholder” and together with the Management Stockholders, each a “Stockholder” and collectively, the “Stockholders”).

RECITALS

A.           The Stockholders own shares of capital stock of the Company and/or options, restricted stock units or other rights to acquire shares of capital stock of the Company.

B.           The Stockholders desire to enter into this Agreement to provide for their respective rights and obligations with respect to the capital stock of the Company and other matters, on the terms and conditions set forth herein.

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the Stockholders and the Company agree as follows:

1.           Definitions; Interpretation.

1.1           Definitions.  As used herein, the terms below shall have the following meanings.  Any such term, unless the context otherwise requires, may be used in the singular or plural, depending upon reference.

“Approved Fundamental Transaction” shall mean a Triggering Transaction if, and only to the extent that, the Controlling Stockholder provides the Management Stockholders with written notice of the Controlling Stockholder’s approval of such Triggering Transaction, which notice shall indentify the transaction as an Approved Fundamental Transaction hereunder.

“Approved Sale” shall mean a transaction that would result in a Change of Control of the Company if, and only to the extent that, the Board and holders of at least 66⅔% of the then-outstanding shares of Common Stock (voting as a separate class, without consideration of any votes of the Series B Preferred Stock) approve such transaction.

“Board” shall mean the Board of Directors of the Company.

“Certificate of Designation” shall mean the Certificate of Designation of Series B Convertible Preferred Stock of the Company.

“Change of Control” shall mean (i) any merger or consolidation of the Company into or with another corporation or any share exchange, business combination or other such transaction in which the Company is a constituent party (except, in any case, a transaction in which the holders of capital stock of the Company immediately prior to such transaction continue to hold at least a majority of the voting power of the capital stock of the surviving corporation) or (ii) any sale of all or substantially all of the assets of the Company.

“Common Stock” shall mean the Common Stock, $0.001 par value per share, of the Company.

“Company” shall have the meaning provided in the introductory paragraph of this Agreement.

“Company Issuance Notice” shall have the meaning provided in Section7.1.

“Consent of Spouse” shall have the meaning provided in Section 9.14.

“Controlling Stockholder” shall have the meaning provided in the introductory paragraph of this Agreement.

“Conversion Shares” shall mean shares of Common Stock issued upon conversion of Series B Preferred Stock.

“CVC Related Party” shall mean any holder of Series B Preferred Stock or Conversion Shares, including any Transferee that receives Series B Preferred Stock or Conversion Shares after the date of this Agreement from another CVC Related Party.

“Dyne” shall have the meaning provided in the introductory paragraph of this Agreement.

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended.

“Excluded Options” means all options to purchase Common Stock outstanding as of the date of this Agreement and having an exercise price greater than $0.17 (other than the options held by the Management Stockholders).

“Exempt Transfer” shall mean transfers by a Stockholder to its Related Parties, so long as effected pursuant to a bona fide distribution or other transaction not intended to avoid the provisions of this Agreement; provided, however, that no such transfer shall be an Exempt Transfer unless the transferee agrees in writing to be bound by this Agreement as if such transferee were a Stockholder with respect to such transferred securities and evidences such agreement by executing a joinder agreement substantially in the form of Exhibit A hereto.

“Liquidation Preference” shall have the meaning given such term in the Certificate of Designation.

“Management Stockholder” shall have the meaning provided in the introductory paragraph of this Agreement.

“Management Success Fee” shall have the meaning provided in Section 5.1.

“Maximum Liquidation Preference Amount” shall mean, in respect of a single Conversion Share, an amount equal to (i) the Liquidation Preference per share of Series B Preferred Stock calculated as of the date of a Triggering Transaction (regardless of whether any shares of Series B Preferred Stock are then outstanding) divided by (ii) the number of shares of Common Stock issuable upon conversion of a single share of Series B Preferred Stock as of the date of such Triggering Transaction.

“Non-Cash Transaction” shall have the meaning provided in Section 7.3.

“Offered Securities” means, in the case of any proposed Transfer of Restricted Securities by a Stockholder, those Restricted Securities proposed to be Transferred by such Stockholder.

“Offering Notice” shall have the meaning provided in Section 4.4.1(a).

“Offering Stockholder” shall have the meaning provided in Section 4.4.1.

“Person” shall mean an individual, partnership, limited liability company, joint venture, corporation, trust, association or unincorporated organization or any other entity.

“Qualified Financing Transaction” shall have the meaning provided in Section7.1.

“Related Party” shall mean with respect to any Stockholder:  (i) any parent, 50% (or more) owned subsidiary, or spouse, ex-spouse or immediate family member (in the case of an individual) of such Stockholder; (ii) a trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, partners, owners or persons holding a 50% (or more) controlling interest of which consist of such Stockholder and/or such other persons or entities referred to in the immediately preceding clause (i); or (iii) the equity owners, partners, members, directors or employees of any Stockholder.

“Restricted Securities” shall mean any stock or similar security of the Company or any security convertible, with or without consideration, into (i) any stock or similar security of the Company, (ii) any security carrying any warrant or right to subscribe for or to purchase any stock or similar security of the Company, or (iii) any such warrant or right, in each case owned beneficially or of record by any Stockholder on the date hereof or at any time after the date hereof.

“Schnell” shall have the meaning provided in the introductory paragraph of this Agreement.

“Securities Act” shall mean the United States Securities Act of 1933, as amended.

“Series B Preferred Stock” shall mean the Series B Preferred Stock, $0.001 par value per share, of the Company.

“Stockholder” shall have the meaning provided in the introductory paragraph of this Agreement.

“Tag-Along Percentage” shall have the meaning provided in Section 4.6.3.

“Tag-Along Notice” shall have the meaning provided in Section 4.6.1.

“Tag-Along Shares” shall have the meaning provided in Section 4.6.1.

“Third Party” shall have the meaning provided in Section 4.6.1.

“Transfer” with respect to any property or security shall mean to directly or indirectly, sell, assign, pledge, encumber, hypothecate or otherwise transfer such property or the record or beneficial ownership interest in such security.

“Transferee” shall have the meaning provided in Section 4.1.

“Triggering Transaction” shall have the meaning provided in Section 5.1.

“Value Per Share” shall have the meaning provided in Section 7.3.

“Voting Agreement Termination Date” shall mean the date that the holders of Series B Preferred Stock no longer have the right, voting as a separate class, to elect directors to serve on the Board pursuant to Section 7(b) of the Certificate of Designation.

1.2           Construction of Certain Terms and Phrases.  Unless the context otherwise requires (a) words of any gender include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement; (d) the term “Section” refers to the specified Section of this Agreement; and (e) the terms “and” and “or” include the term “and/or” when the context is appropriate.  Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless business days are specified.  Whenever this Agreement refers to an Exhibit or Schedule attached hereto, the Exhibit or Schedule shall be deemed to be incorporated by reference herein.

2.           Voting of Shares by Management Stockholders; Grant of Proxy.

Each of the Management Stockholders, severally and not jointly, agrees with the Controlling Stockholder as follows:

2.1          Voting Agreement.  In connection with any Approved Fundamental Transaction that is submitted to the Company’s stockholders for approval at a stockholders’ meeting, each Management Stockholder agrees to attend the Company’s stockholders’ meeting, and any adjournment thereof, at which the Approved Fundamental Transaction is to be presented to a vote of the Company’s stockholders, in person or by proxy, and to vote (or cause to be voted) all such Management Stockholder’s Restricted Securities.  Each of the Management Stockholders agrees to vote (or cause to be voted) all of the Management Stockholder’s Restricted Securities at such stockholders’ meeting in favor of the Approved Fundamental Transaction and the approval and adoption of the terms of any agreement providing for the Approved Fundamental Transaction and any actions required in furtherance thereof.

2.2           Consent in Lieu of Meeting.  If a stockholders’ meeting is not held and the matters contemplated by Section 2.1 are voted on in connection with any consent solicitation relating to the Approved Fundamental Transaction, each Management Stockholder will timely execute and deliver (or cause to be timely executed and delivered) a written consent with respect to the Management’s Stockholder’s Restricted Securities as indicated under Section 2.1.

2.3           Transfer of Restricted Securities.  In connection with any Transfer by a Management Stockholder of his Restricted Securities (other than to a Related Party) made in accordance with this Agreement (including Section 4 hereof), the party to whom the Management Stockholder Transfers the Restricted Securities or any portion thereof or interest contained therein shall receive such Restricted Securities or interest contained therein without any of the voting or consent obligations to the Controlling Stockholder contained in this Section 2 or otherwise. A Management Stockholder will not be released from its obligations under Section 2.1 to the extent such Management Stockholder retains voting rights over such Restricted Securities.

2.4           Revocation of other Proxies.  To the extent inconsistent with the foregoing provisions of this Section 2 or the other provisions of this Agreement, each Management Stockholder hereby revokes any and all previous proxies with respect to such Management Stockholder’s Restricted Securities.

2.5           Grant of Proxy.  In connection with any Approved Fundamental Transaction that is submitted to the Company’s stockholders for approval at a stockholders’ meeting, each Management Stockholder hereby appoints the Controlling Stockholder his proxy to vote all of such Management Stockholder’s Restricted Securities in favor of such Approved Fundamental Transaction at such stockholders’ meeting (including any adjournments and postponements thereof).  This proxy is coupled with an interest and is irrevocable until terminated in accordance with Section 2.7.

2.6           No Limit on Fiduciary Duty.  Nothing herein contained will (a) restrict, limit, or prohibit a Management Stockholder from exercising (in his capacity as a director or officer) his fiduciary duties to the Company under applicable corporate law, or (b) require a Management Stockholder, in his capacity as an officer of the Company, to take any action in contravention of, or omit to take any action pursuant to, or otherwise take or refrain from taking any actions which are inconsistent with, instructions or directions of the Company’s Board of Directors undertaken in the exercise of such officer’s fiduciary duties, provided that nothing in this Section 2.6 will be deemed to relieve a Management Stockholder from his obligations under any other provision of this Agreement.

2.7           Termination of Voting Provision.  Each Management Stockholder’s obligations under this Section 2, and the grant of the proxy set forth in Section 2.5, shall terminate on the Voting Agreement Termination Date.

3.           Director Nominations; Voting of Shares by Controlling Stockholder; Grant of Proxy.

The Controlling Stockholder agrees with the Company as follows:

3.1           Common Stock Nominations Committee.  In connection with any director nominees to be submitted to holders of the Company’s Common Stock for election at a stockholders’ meeting, a committee of the Board comprised solely of directors then serving on the Board who were not elected by holders of Series B Preferred Stock (or initially appointed to the Board by the Controlling Stockholder by agreement with the Company), acting by majority vote, shall have the right to designate all of the Board’s nominees for director to be elected by holders of the Company’s Common Stock, and the directors elected by holders of Series B Preferred Stock (or initially appointed to the Board by the Controlling Stockholder) shall not participate in the nomination of any such directors.

3.2           Voting Agreement.  In connection with any election of directors submitted to the Company’s stockholders for election at a stockholders’ meeting, the Controlling Stockholder agrees to attend the Company’s stockholders’ meeting, and any adjournment thereof, at which the directors are to be presented for election by holders of the Company’s Common Stock, in person or by proxy, and to vote (or cause to be voted) all of the Controlling Stockholder’s Restricted Securities entitled to vote thereon in favor of the Board’s nominees for director.

3.3           Consent in Lieu of Meeting.  If a stockholders’ meeting is not held and the matters contemplated by Section 3.1 are voted on in connection with any consent solicitation relating to the election of directors, the Controlling Stockholder will timely execute and deliver (or cause to be timely executed and delivered) a written consent with respect to the Controlling Stockholder’s Restricted Securities as indicated under Section 3.1.

3.4           Transfer of Restricted Securities.  In connection with any Transfer by the Controlling Stockholder of its Restricted Securities (other than to a Related Party) made in accordance with this Agreement (including Section 4 hereof), the party to whom the Controlling Stockholder Transfers the Restricted Securities or any portion thereof or interest contained therein shall receive such Restricted Securities or interest contained therein without any of the voting or consent obligations to the Company contained in this Section 3 or otherwise. The Controlling Stockholder will not be released from its obligations under Section 3.1 to the extent the Controlling Stockholder retains voting rights over the Restricted Securities.

3.5           Revocation of other Proxies.  To the extent inconsistent with the foregoing provisions of this Section 3 or the other provisions of this Agreement, the Controlling Stockholder hereby revokes any and all previous proxies with respect to the Controlling Stockholder’s Restricted Securities.

3.6           Grant of Proxy.  The Controlling Stockholder hereby appoints the Company’s Chief Executive Officer its proxy to vote all of such Controlling Stockholder’s Restricted Securities at any meeting of stockholders of the Company (including any adjournments and postponements thereof) and to execute and deliver any written consents to fulfill the Controlling Stockholder’s obligations under this Section 3.  This proxy is coupled with an interest and is irrevocable until terminated in accordance with Section 3.7.

3.7           Termination of Voting Provisions.  The Controlling Stockholder’s obligations under this Section 3, and the grant of the proxy set forth in Section 3.6, shall terminate on the Voting Agreement Termination Date.

4.           Restrictions on Transfer.

4.1           General.  No Stockholder shall Transfer Restricted Securities to any Person (all Persons acquiring Restricted Securities from a Stockholder, as described in this Agreement, regardless of the method of transfer, shall be referred to collectively as “Transferees” and individually as a “Transferee”) except in accordance with this Agreement.  The Company shall not, and shall not permit any transfer agent or registrar for the Restricted Securities to, transfer upon the books of the Company any Restricted Securities by any Stockholder to any Transferee, in any manner, except in accordance with this Agreement, and any purported transfer not in compliance with this Agreement shall be void.

4.2           Legends.  In the event a Stockholder Transfers any Restricted Securities (including any such Restricted Securities acquired after the date hereof) to any Transferee in accordance with this Agreement, and this Agreement provides that the Transferee shall take such securities subject to and be bound by the terms of this Agreement, then the certificates representing such Transferred securities shall bear the legend set forth in Section 6 hereof.

4.3           No Violations or Breach.  No Stockholder shall, directly or indirectly, Transfer any Restricted Securities at any time if such action would constitute a violation of any federal or state securities or blue sky laws or a breach of the conditions to any exemption from registration of Restricted Securities under any such laws or a breach of any undertaking or agreement of such Stockholder entered into pursuant to such laws or in connection with obtaining an exemption thereunder.  In order to enforce the foregoing, the Company may request that, in addition to any other documentation reasonably required pursuant to this Agreement, the transferring Stockholder provide it with a written opinion of counsel, in form and substance reasonably acceptable to counsel to the Company, to the effect that such Transfer is exempt from registration under the federal securities laws.

4.4           Right of First Refusal.

4.4.1           General.  Subject to Section 4.4.3 hereof, each time a Management Stockholder proposes to Transfer any Restricted Securities, such Management Stockholder (the “Offering Stockholder”) shall first make an offering of such Offered Securities to the Controlling Stockholder in accordance with the following provisions:

(a)           The Offering Stockholder shall deliver a written notice (the “Offering Notice”) to the Controlling Stockholder stating (1) the Offering Stockholder’s bona fide intention to offer such Offered Securities; (2) the number and class or series of Offered Securities to be offered for sale; (3) the price and terms upon which the Offering Stockholder proposes to offer such Offered Securities; and (4) the identity and business affiliation of the proposed transferee and any preexisting business relationship between the Offering Stockholder and the proposed transferee.

(b)           Within 10 days after the Offering Notice is given, the Controlling Stockholder may elect to purchase from the Offering Stockholder, at the price and on the terms specified in the Offering Notice, all but not less than all of the Offered Securities offered in the Offering Notice.  Such right shall be exercised by written notice delivered to the Offering Stockholder by the Controlling Stockholder prior to the expiration of the 10-day exercise period.

(c)           The closing of the purchase of the Offered Securities by the Controlling Stockholder shall take place at the principal offices of the Company (or such other location as the parties may agree on) on a date and at a time reasonably acceptable to each of the Controlling Stockholder and the Offering Stockholder, but in any event within 3 business days after the Offering Stockholder’s receipt of the Controlling Stockholder’s notice exercising its first refusal rights.  At such closing, the Controlling Stockholder shall make payment in the appropriate amount by means of a certified or cashiers check or by a wire transfer to the Offering Stockholder against delivery of certificates representing the securities so purchased, duly endorsed in blank by the Person or Persons in whose name such certificate is registered or accompanied by a duly executed and guarantied stock or security assignment separate from the certificate.

4.4.2           Right to Sell.  If the Controlling Stockholder does not elect to purchase all of the Offered Securities within the time periods specified above, or less than all of the Offered Securities being offered are purchased at the closing referred to in subsection 4.4.1(c), the Offering Stockholder shall, until the expiration of the 90-day period following the expiration of the 10-day period specified in subsection 4.4.1(c) above, have the right to sell or otherwise dispose of the Offered Securities upon terms and conditions (including the price per security) not more favorable to the third party purchaser in the aggregate than those specified in the Offering Notice.  Offered Securities sold pursuant to this Section 4.4.2 shall no longer be subject to any of the provisions of this Agreement, and the purchaser thereof shall acquire such Offered Securities free of any restrictions or obligations under this Agreement.  In the event that the Offering Stockholder does not sell or otherwise dispose of such Offered Securities within the specified 90-day period, the right of first refusal provided for in this Section 4.4 shall continue to be applicable to any subsequent disposition of such Restricted Securities.

4.4.3           Exceptions.  Notwithstanding the terms and provisions of Section 4.4.1 hereof, the right of first refusal provided for in this Section 4.4 shall not be applicable to (i) any purchase by the Company of Restricted Securities from a Management Stockholder; (ii) any Exempt Transfer; (iii) any sale of Restricted Securities to an unknown purchaser in a public sale transaction pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144, or any successor rule, under the Securities Act, at any time while the Common Stock is registered under the Exchange Act; or (iv) any Transfer in an Approved Sale.

4.5           Notice of Public Transfer.  Each Management Stockholder shall provide the Controlling Stockholder with at least 10-days advance written notice of the Management Stockholder’s proposed Transfer of Restricted Securities to the public pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144, or any successor rule, under the Securities Act, which notice shall state (1) the Management Stockholder’s bona fide intention to Transfer such Restricted Securities, and (2) the number and class or series of Restricted Securities proposed to be offered for sale.  In the event that the Management Stockholder does not sell or otherwise dispose of such Restricted Securities within the 90-day period following delivery of the notice provided for in this Section 4.5, the advance notice requirement provided for in this Section 4.5 shall continue to be applicable to any subsequent disposition of such Restricted Securities.

4.6           Tag-Along Provisions.

4.6.1           General.  Subject to Section 4.6.8 hereof, if the Controlling Stockholder proposes to Transfer Restricted Securities to any Person (individually a “Third Party” and collectively, “Third Parties”) in any one transaction or any series of related transactions, directly or indirectly, such sale or other disposition shall not be permitted unless the Controlling Stockholder shall offer (or cause the Third Party to offer) to each of the Management Stockholders in writing (the “Tag-Along Notice”) the right to elect to include, at the sole option of each Management Stockholder, in the sale or other disposition to the Third Party such number of shares of Restricted Securities owned by such Management Stockholder as shall be determined in accordance with Section 4.6.3 (the “Tag-Along Shares”).  The Tag-Along Notice shall state: (1) the Controlling Stockholder’s bona fide intention to sell such Offered Securities; (2) the number and class of securities to be offered for sale; and (3) the price and terms upon which the Controlling Stockholder proposes to offer such Offered Securities.

4.6.2           Election.  At any time within 15 days after the giving of the Tag-Along Notice, each of the Management Stockholders may make an election to include the Tag-Along Shares in such a sale or Transfer by the Controlling Stockholder and deliver to the Company a stock certificate or certificates representing the Tag-Along Shares, together with a limited power-of-attorney authorizing the Controlling Stockholder to sell or otherwise dispose of such Tag-Along Shares pursuant to the terms of such Third Party’s offer. If the Offered Shares consist, in whole or in part, of shares of Series B Preferred Stock, each Management Stockholder who elects to participate in the Transfer pursuant to this Section 4.6 may effect its participation by delivering to the Third Party the number of shares of Common Stock as is equal to the number of shares of Common Stock into which the shares of Series B Preferred Stock that the Controlling Stockholder otherwise would have sold to the Third Party are convertible into.  Any Management Stockholder that elects to sell Tag-Along Shares that are issuable upon exercise of options, warrants or other rights to acquire Common Stock shall (unless otherwise agreed by the Third Party purchaser) be required to exercise such options, warrants or other rights and deliver the shares of Common Stock hereunder.

4.6.3           Tag-Along Percentages.  Each of the Management Stockholders and the Controlling Stockholder shall have the right to sell or include in the Third Party’s offer, that percentage (the “Tag-Along Percentage”) of the number of Restricted Securities to be sold to the Third Party equal to the ratio (expressed as a percentage) of (1) the Restricted Securities (treating the Restricted Securities as having been converted into, or exchanged or exercised for, Common Stock) owned by such Stockholder, as compared with (2) the aggregate number of shares of Restricted Securities owned by the Controlling Stockholder and the Management Stockholders electing to sell or transfer securities pursuant to this Section 4.6 (treating the Restricted Securities as having been converted into, or exchanged or exercised for, Common Stock).  In the event that (A) the Stockholders in the aggregate elect to sell fewer Tag-Along Shares than they are entitled to sell in the aggregate and (B) certain Stockholders wish to sell an aggregate amount in excess of each such Stockholder’s Tag-Along Percentage, then the excess available Tag-Along Shares shall be allocated among such Stockholders pro rata based upon the number of shares of Restricted Securities (treating the Restricted Securities as having been converted into, or exchanged or exercised for, Common Stock) owned by such Stockholders, or as otherwise agreed among such Stockholders.

4.6.4           Terms of Sale.  The purchase from each Management Stockholder pursuant to this Section 4.6 shall be on the same terms and conditions, including the price per share (provided that if the Offered Shares consist of Series B Preferred and a Management Stockholder wishes to sell Common Stock, the price set forth in the Tag-Along Notice shall be appropriately adjusted based on the conversion ratio of the Series B Preferred Stock into Common Stock), the form of consideration and the date of sale or other disposition, as are received by the Controlling Stockholder and shall be no less favorable to the sellers than as stated in the Tag-Along Notice.

4.6.5           Promptly (but in no event later than 5 days) after the consummation of the sale or other disposition of shares of Restricted Securities of the Controlling Stockholder and the Management Stockholders to the Third Party pursuant to the Third Party’s offer, the Controlling Stockholder shall (1) notify such Management Stockholders of the completion thereof, (2) cause to be remitted to each Management Stockholder the total sales price attributable to the Restricted Securities which such Management Stockholder sold or otherwise disposed of pursuant thereto, and (3) furnish such Management Stockholders evidence of the completion and time of completion of such sale or other disposition and the terms thereof as may be reasonably requested by the Management Stockholders.

4.6.6           If within 15 days after the Tag-Along Notice is given, a Management Stockholder has not accepted the offer to make an inclusion election, such Management Stockholder will be deemed to have waived any and all of its rights with respect to the sale or other disposition of the Offered Securities described in the Tag-Along Notice.  The Controlling Stockholder shall have 90 days after such 15-day period in which to sell or otherwise dispose of such Offered Securities to the Third Party at a price and on terms not more favorable in the aggregate to the Controlling Stockholder than were set forth in the Tag-Along Notice.

4.6.7           If, at the end of such 90-day period, the Controlling Stockholder has not completed the sale of the Offered Securities in accordance with the terms of the Third Party’s offer, all the restrictions on sale contained in this Agreement with respect to such Offered Securities owned by the Controlling Stockholder shall again be in effect (unless such 90 day period is extended with the consent of each of the Management Stockholders).

4.6.8           Exceptions. Notwithstanding the terms and provisions of Section 4.6.1 hereof, the tag-along right provided for in this Section 4.6 shall not be applicable to (i) any purchase by the Company of Restricted Securities from the Controlling Stockholder, or (ii) any Exempt Transfer.

4.6.9           Relationship to Section 4.4.  The right of first refusal provisions of Section 4.4 shall not apply to any Transfer by a Management Stockholder of Restricted Securities to a Third Party pursuant to the exercise by such Management Stockholder of his tag-along rights provided for in this Section 4.6.

4.7           Agreement to Pay Management Success Fee.  Until the earlier of (i) payment in full of the Management Success Fee and (ii) the date when the conditions precedent to payment of the Management Success Fee, or any portion thereof, set forth in Section 5.5 can no longer be satisfied, no CVC Related Party shall Transfer any shares of Series B Preferred Stock or Conversion Shares unless the Transferee agrees in writing to be bound by this Agreement as if such Transferee were a CVC Related Party with respect to such transferred securities and evidences such agreement by executing a joinder agreement substantially in the form of Exhibit A hereto.

4.8           Standstill.  Except for Exempt Transfers, the Controlling Stockholder shall not, at any time on or prior to July 31, 2011, Transfer any Restricted Securities or vote any Restricted Securities in favor of any Triggering Transaction; provided that (a) this Section 4.8 shall not in any manner limit the Controlling Stockholder to convert any Series B Preferred Stock into Common Stock (provided that such Conversion Shares shall be subject to this Section 4.8), and (b) the Controlling Stockholder may Transfer its Restricted Securities in a Triggering Transaction which is approved by a majority of the Company’s voting shares (provided that, in calculating such majority, the votes attributable to the voting shares subject to this Section 4.8 shall be excluded in the numerator but included in the denominator).

5.           Management Success Fee.

5.1           General.  Subject to Section 5.5 hereof, in the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, including any liquidation, dissolution or winding up of the Company that is deemed to occur as a result of any of the transactions described in Section 4(b) of the Certificate of Designation, pursuant to which the holders of Series B Preferred Stock are entitled (or if no shares of Series B Preferred Stock are then outstanding, would have been entitled had any such shares still been outstanding) to receive the Liquidation Preference (a “Triggering Transaction”), each CVC Related Party shall pay to the Management Stockholders (or the Company shall pay to the Management Stockholders on behalf of such CVC Related Party, as provided in Section 5.4 below) a success fee (the “Management Success Fee”) determined and payable in accordance with this Section 5.

5.2           Determination of Amount.  The Management Success Fee payable by or on behalf of each CVC Related Party shall be determined based on the number of shares of Series B Preferred Stock and/or Conversion Shares owned by such CVC Related Party as of the closing of a Triggering Transaction, and shall be equal to the sum of:

5.2.1           five percent (5.0%) of the proceeds, if any, payable to such CVC Related Party pursuant to such Triggering Transaction in respect of such CVC Related Party’s shares of Series B Preferred Stock; plus

5.2.2    five percent (5.0%) of the proceeds, if any, payable to such CVC Related Party pursuant to such Triggering Transaction in respect of such CVC Related Party’s Conversion Shares, until the amount of proceeds payable to such CVC Related Party in respect of such Conversion Shares equals the Maximum Liquidation Preference Amount; plus

5.2.3           ten percent (10.0%) of the proceeds, if any, in excess of the Maximum Liquidation Preference Amount payable to such CVC Related Party pursuant to such Triggering Transaction in respect of such CVC Related Party’s Conversion Shares.

5.3           Notice of Triggering Transaction.  Promptly (but in no event later than 5 days) after the consummation of the Triggering Transaction, the Company shall (i) notify the Management Stockholders and CVC Related Parties of the completion of the Triggering Transaction, (ii) furnish the Management Stockholders and CVC Related Parties with a statement calculating the aggregate Management Success Fee payable to the Management Stockholders and the portion of the Management Success Fee payable by each CVC Related Party, and (iii) furnish the Management Stockholders and the CVC Related Parties with evidence of the completion and time of completion of the Triggering Transaction and the terms thereof as may be reasonably requested by any of the Management Stockholders or CVC Related Parties.

5.4           Terms of Payment.  The Management Success Fee shall be payable fifty percent (50%) to each of the Management Stockholders.  Unless the Company has paid or agreed to pay the Management Success Fee to the Management Stockholders as provided in this Section 5.4, within 10 days following delivery by the Company of the notice provided for in Section 5.3, each CVC Related Party shall pay its portion of the Management Success Fee to the Management Stockholders by means of a certified or cashier’s check or by a wire transfer.  Notwithstanding the foregoing, the Company, the Management Stockholders and the CVC Related Parties hereby agree that (i) in the event the Company is a party to an agreement pursuant to which the Triggering Transaction occurs (e.g., an agreement for a merger, reorganization, share exchange, asset sale, tender offer, liquidation, dissolution and winding up, or other Triggering Transaction), or (ii) the Company otherwise makes payment of any consideration to the CVC Related Parties in connection with a Triggering Transaction, then, in each such case, the Company shall provide for payment of the Management Success Fee in any such agreement, cause the Management Success Fee to be paid to the Management Stockholders promptly (but in no event later than 5 days) after the consummation of the Triggering Transaction, and deduct from any payments made to a CVC Related Party in connection with such Triggering Transaction the portion of the Management Success Fee paid by the Company to the Management Stockholders on behalf of such CVC Related Party.

5.5           Conditions to Payment.  Notwithstanding anything in this Section 5 to the contrary, each Management Stockholder will be entitled to payment of his portion of the Management Success Fee if, and only if, the Triggering Transaction is consummated (i) while such Management Stockholder is employed by the Company or any of its subsidiaries, or (b) within 12 months following termination of such Management Stockholder’s employment with the Company or any of its subsidiaries for any reason other than termination of employment by the Company for “cause” or termination of employment by the Management Stockholder without “good reason” (as such terms are defined in the Management Stockholder’s employment agreement with the Company).  If a Management Stockholder’s employment terminates due to his death or Permanent Disability (as such term is defined in the Management Stockholder’s employment agreement with the Company) within 12 months prior to a Triggering Transaction, the applicable portion of the Management Success Fee shall be paid to the Management’s Stockholder’s executor or personal representative).  For avoidance of doubt, if either Management Stockholder is not entitled to receive his portion of the Management Success Fee in accordance with this Section 5.5, such Management Stockholder’s portion shall not be payable to the other Management Stockholder or any other Person.

6.           Legends. The certificates representing the Restricted Securities to be held by each of the Stockholders shall bear the following legend in addition to any other legend that may be required from time to time under applicable law or pursuant to any other contractual obligation:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VOTING AGREEMENTS, LOCK-UP AGREEMENTS AND OTHER RESTRICTIONS ON TRANSFER SET FORTH IN A STOCKHOLDERS AGREEMENT, AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE PROVISIONS THEREOF.  ANY TRANSFEREE OF THESE SECURITIES TAKES SUBJECT TO THE TERMS OF SUCH AGREEMENT, A COPY OF WHICH IS ON FILE WITH THE COMPANY AND WILL BE MADE AVAILABLE UPON REQUEST.

Each of the parties hereto agrees that it will not transfer any Restricted Securities without complying with each of the restrictions set forth herein and agrees that in connection with any such transfer it will, if requested by the Company, deliver at its expense to the Company an opinion of counsel, in form and substance reasonably satisfactory to the Company and counsel for the Company, that such transfer is not in violation of the securities laws of the United States of America or any state thereof.

7.           Preemptive Right.

7.1           General.  After the date hereof and until the rights set forth in this Section 7 terminate as provided in Section 7.4 below, if the Company desires to issue and sell shares of its capital stock or rights, options or other securities exercisable for or convertible into shares of its capital stock in a financing transaction (a “Qualified Financing Transaction”), then the Company shall first notify the Controlling Stockholder of the material terms of such proposed sale (such notice, a “Company Issuance Notice”).  The Company shall then permit the

Controlling Stockholder to acquire, at the time of the closing of such Qualified Financing Transaction, such number of the shares of capital stock or other securities as would enable the Controlling Stockholder to maintain its percentage of equity ownership (calculated on a fully diluted basis, assuming the conversion of all series of the Company’s preferred stock and exercise of all options and other rights to acquire Common Stock, but excluding for this purpose any Excluded Options that remain outstanding and unexercised as of such date) in the Company following such issuance at a level held by it immediately prior to such issuance.  The Controlling Stockholder shall have fifteen (15) days after the delivery of any Company Issuance Notice to elect by notice to the Company to purchase such shares or securities at the time of the closing of such sale.

7.2           Exceptions.  The rights set forth in Section 7.1 shall not apply to the issuance of (i) capital stock (or securities exercisable or convertible into capital stock) issued pursuant to a stock split or subdivision of the Company’s outstanding capital stock or pursuant to a dividend or other distribution, (ii) capital stock (or securities exercisable or convertible into capital stock) issued pursuant to a recapitalization of the Company’s capital stock, (iii) capital stock (or securities exercisable or convertible into capital stock) issuable or issued to employees, consultants or directors of the Company under any stock purchase or stock option plans or arrangements approved by the Company’s Board of Directors, (iv) securities issued pursuant to the conversion or exercise of convertible or exercisable securities outstanding or deemed outstanding on the date hereof, including the Series B Preferred Stock, (v) securities issued or issuable in connection with the acquisition, merger, consolidation, or other business combination by or of the Company with, by, or of any person, or (vi) securities issued in a transaction other than a Qualified Financing Transaction.

7.3           Other Issuances.  After the date hereof and until the rights set forth in this Section 7 terminate as provided in Section 7.4 below, if the Company desires to issue and sell shares of its capital stock or rights, options or other securities exercisable for or convertible into shares of its capital stock in connection with a transaction described in clause (v) of Section 7.2 (the “Non-Cash Transaction”), then the Company shall first notify the Controlling Stockholder of the material terms of such proposed transaction by providing a Company Issuance Notice, which Company Issuance Notice shall also set forth the value per share (as determined in good faith by the Board) to be received by the Company for the shares to be issued in the transaction (the “Value Per Share”).  The Company shall then permit the Controlling Stockholder to acquire following the closing of the Non-Cash Transaction, at the Value Per Share, up to such number of the same shares of capital stock or other securities issued in the Non-Cash Transaction as would enable the Controlling Stockholder to maintain its percentage of equity ownership (calculated on a fully diluted basis, assuming the conversion of all series of the Company’s preferred stock and exercise of all options and other rights to acquire Common Stock, but excluding for this purpose any Excluded Options that remain outstanding and unexercised as of such date) in the Company following such issuance at a level held by it immediately prior to consummation of the Non-Cash Transaction.  The Controlling Stockholder shall have fifteen (15) days after the delivery of any Company Issuance Notice to elect by notice to the Company to purchase all or any portion of shares or securities, and the closing of such issuance shall occur no later than five (5) days following the Controlling Stockholder’s election.

7.4           Termination.  This rights set forth in this Section 7 shall terminate on the date on which the Controller Stockholder no longer holds Restricted Securities representing at least 25% of the Company’s fully diluted shares of equity ownership (calculated on a fully diluted basis, assuming the conversion of all series of the Company’s preferred stock and exercise of all options and other rights to acquire Common Stock, but excluding for this purpose any Excluded Options that remain outstanding and unexercised as of such date) .

8.           Term and Termination.  Unless earlier terminated by an instrument in writing amending this Agreement pursuant to Section 9.6, this Agreement shall terminate upon the earliest to occur of (i) the date all of Sections 2, 3, 4.4, 4.5, 4.6, 5 and 7 have terminated in accordance with their respective terms, (ii) the closing of an Approved Sale, and (ii) the tenth anniversary of the effective date of this Agreement.  Notwithstanding the foregoing, certain provisions of this Agreement shall terminate early as provided elsewhere in this Agreement, and this Agreement shall terminate with respect to any Stockholder when such Stockholder no longer owns any shares of Restricted Securities (except if such Restricted Securities are transferred in violation of this Agreement).

9.           Miscellaneous.

9.1           Successors, Assigns and Transferees.  This Agreement shall be binding upon and all rights hereto shall inure to the benefit of the parties hereto and their respective legal representatives, heirs, legatees, successors and permitted assigns subject to the terms of this Agreement.

9.2           Notices.  All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or:  (a) personal delivery to the party to be notified, (b) when sent, if sent by  electronic mail or facsimile (with delivery confirmation) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt.  All communications shall be sent to the respective Stockholders at their address as set forth on the signature page hereto and to the Company at its principal executive offices, or to such email address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 9.2.

9.3           Recapitalizations, etc.  The provisions of this Agreement (including any calculation of share ownership) shall apply, to the full extent set forth herein with respect to the Restricted Securities, to any and all shares of capital stock of the Company or any capital stock, partnership units or any other security evidencing ownership interests in any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for, or in substitution of the capital stock by reason of any stock dividend, split, reverse split, combination, recapitalization, liquidation, reclassification, merger, consolidation or otherwise.

9.4           Inspection and Compliance with Law.  Copies of this Agreement will be available for inspection or copying by any Stockholder at the offices of the Company through the Secretary of the Company.  The Company shall take all reasonable action to insure that the provisions of Delaware law relating to agreements similar to this Agreement are promptly complied with.

9.5           Choice of Law.  This Agreement and any controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of California, without regard to conflict of law principles that would result in the application of any law other than the law of the State of California.

9.6           Entire Agreement; Amendments and Waivers.  This Agreement embodies the entire agreement and understanding of the parties hereto pertaining to the subject matter hereof and supersedes any prior agreements among any of the parties concerning the subject matter hereof.  Except as expressly provided herein, this Agreement may not be amended except by an instrument in writing signed by the Company, the Controlling Stockholder and each of the Management Stockholders.  In addition, no waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.  Notwithstanding the foregoing, this Agreement may be amended with only the written consent of the Company for the sole purpose of including additional holders of Restricted Securities as Stockholders hereunder upon execution by such Person of a joinder agreement in substantially the form attached hereto as Exhibit A.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Stockholder, each future holder of Restricted Securities that becomes a party to this Agreement, and the Company.

9.7           Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms to the fullest extent permitted by law.

9.8           Counterparts and Facsimile.  A facsimile or other reproduction of this Agreement may be executed by one or more parties hereto, and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.  At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

9.9           Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.10           Cumulative Remedies.  All rights and remedies of any party hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

9.11           Further Assurances.  At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

9.12           Representation by Counsel.  Each party hereto represents and agrees with each other that it has been represented by or had the opportunity to be represented by, independent counsel of its own choosing, and that it has had the full right and opportunity to consult with its respective attorney(s), that to the extent, if any, that it desired, it availed itself of this right and opportunity, that it or its authorized officers (as the case may be) have carefully read and fully understand this Agreement in its entirety and have had it fully explained to them by such party’s respective counsel, that each is fully aware of the contents thereof and its meaning, intent and legal effect, and that it or its authorized officer (as the case may be) is competent to execute this Agreement and has executed this Agreement free from coercion, duress or undue influence.  The parties to this Agreement participated jointly in the negotiation and drafting of this Agreement.  If an ambiguity or question of intent or interpretation arises, then this Agreement will be construed as if drafted jointly by the parties to this Agreement, and no presumption or burden of proof will arise favoring or disfavoring any party to this Agreement by virtue of the authorship of any of the provisions of this Agreement.

9.13           Integration of Rights.  This Agreement supersedes any prior agreement between any of the parties hereto and the Company relating to the rights contained herein and each of the parties hereto agrees that each and every such prior agreement is terminated and replaced in its entirety by the rights created by this Agreement.

9.14           Spousal Consent.  If any individual Stockholder is married on the date of this Agreement, such Stockholder’s spouse shall execute and deliver to the Company a consent of spouse in the form of Exhibit B hereto (“Consent of Spouse”), effective on the date hereof.  Notwithstanding the execution and delivery thereof, such consent shall not be deemed to confer or convey to the spouse any rights in such Stockholder’s Restricted Securities that do not otherwise exist by operation of law or the agreement of the parties.  If any individual Stockholder should marry or remarry subsequent to the date of this Agreement, such Stockholder shall within thirty (30) days thereafter obtain his/her new spouse’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by causing such spouse to execute and deliver a Consent of Spouse acknowledging the restrictions and obligations contained in this Agreement and agreeing and consenting to the same.

(Signatures on Following Page)

IN WITNESS WHEREOF, the parties hereto have caused this Stockholders Agreement to be duly executed as of the date first above written.

COMPANY:	TALON INTERNATIONAL, INC. By: /s/ Lonnie Schnell Name: Lonnie Schnell Title: Chief Executive Officer
STOCKHOLDERS:
CVC CALIFORNIA, LLC

By:         /s/ Gary E. Jaggard
Name:   Gary E. Jaggard
Title:     Managing Director

525 Okeechobee Boulevard, Suite 1050
West Palm Beach, Florida 33401
Attn:  Chief Financial Officer.

LONNIE D. SCHNELL

/s/ Lonnie D. Schnell
(Signature)

(Address)

LARRY DYNE

/s/ Larry Dyne
(Signature)

(Address)

S-1

EXHIBIT A

STOCKHOLDERS AGREEMENT JOINDER

As of the date set forth below, the undersigned is acquiring from _______________________ (the “Transferor”) _____________ shares of [Common Stock] [Series B Preferred Stock] (the “Shares”), of Talon International, Inc., a Delaware corporation (the “Company”).  By execution of this Stockholders Agreement Joinder, the undersigned, as successor to the Transferor in respect of the Shares, shall be deemed to be a party to that certain Stockholders Agreement, dated as of ______ ___, 2010, by and between the Company and the Stockholders identified therein (as amended, the “Stockholders Agreement”).  Pursuant to the Stockholders Agreement, the undersigned, as successor to the Transferor in respect of the Shares, shall have all rights, and shall observe all the obligations, applicable to the Transferor (as the Controlling Stockholder, a Management Stockholder, or a successor to any of the foregoing) in respect of the Shares, and applicable to a “Stockholder” generally, as set forth in the Stockholders Agreement.

[Furthermore, as the Transferor is a “CVC Related Party” under the Stockholders Agreement, the undersigned, as successor to a CVC Related Party in respect of the Shares, shall be a CVC Related Party under the Stockholders Agreement and shall observe all the obligations applicable to a CVC Related Party in respect of the Shares as set forth in the Stockholders Agreement.]

Name:                      __________________________

Address:

By:           ____________________________
        Name:
            Title:

Date:

Stockholders Joinder Agreement

12

EXHIBIT B

CONSENT OF SPOUSE

I, ____________________, spouse of _____________________, acknowledge that I have read the Stockholders Agreement, dated as of _____________, 2010, to which this Consent is attached as Exhibit B (the “Agreement”), and that I know the contents of the Agreement.  I am aware that the Agreement contains provisions regarding the voting and transfer of shares of capital stock of the Company that my spouse may own, including any interest I might have therein.

I hereby agree that my interest, if any, in any shares of capital stock of the Company subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in such shares of capital stock of the Company shall be similarly bound by the Agreement.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent.  I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.

Dated as of the __ day of __________, 2010.

Signature

Print Name

Consent of Spouse